Exhibit 10.1
INDUSTRIAL BUILDING LEASE

1.            BASIC TERMS.  This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below.  Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.	Date of Lease: February 27, 2008

1.2.	Landlord: 1300 Norwood Associates LLC, an Illinois limited liability company

1.3.	Tenant: M-Wave, Inc., a Delaware corporation

1.4.	Premises: Approximately 17,600 rentable square feet in the building commonly known as 1300 Norwood Avenue, Itasca, Illinois (the “Building”).

1.5.	Property: See Exhibit A.

1.6.
Lease Term:  The term (“Term”) shall be thirty seven (37) calendar months commencing on the Commencement Date, provided that if the Commencement Date is not the first (1st) day of a calendar month, the Term shall end thirty seven (37) calendar months after the last day of the calendar month in which the Commencement Date occurs (“Expiration Date”).

1.7.	Commencement Date: April 1, 2008.

1.8.
[Permitted Uses:  (See Section 4.1) Tenant shall use and occupy the Premises for a warehouse and distribution facility with incidental offices uses and for no other use or purpose. Tenant covenants and agrees to use and occupy the Premises in conformity with all applicable law.  The foregoing shall not be deemed to limit the use by any permitted sublessee or assignee.]

1.9.	Brokers: (See Section 23)
(A) Tenant’s Broker: Paine Wetzel
(B) Landlord’s Broker: Cushman & Wakefield

1.10.	Security/Damage Deposit: (See Section 4.4) $16,000.00

1.11.	Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibits A, B & C.

2.            LEASE OF PREMISES; POSSESSION; RENT.

2.1.          Lease of Premises for Lease Term.  Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2.          Early Possession. If Tenant desires to take possession of all or any part of the Premises prior to the Commencement Date set forth above and if Landlord authorizes Tenant to do so, the Commencement Date shall be advanced to the date on which Tenant takes possession, provided Tenant shall not be required to pay Base Rent during such early occupancy period; provided, however that Tenant must provide evidence of compliance with Section 10 hereof prior to taking possession which evidence shall be in a form and substance reasonably satisfactory to Landlord.  The Expiration Date shall not be affected by such early occupancy.

2.3.          Failure to Deliver Possession. If Landlord shall be unable to deliver possession of the Premises to Tenant on the Commencement Date for any reason, Landlord shall not be subject to any liability on account thereof, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date, the Commencement Date shall be deferred to the date on which Landlord delivers possession.  If the Commencement Date is deferred pursuant to this paragraph, the Expiration Date shall be deferred so that the Term will expire on the last day of the calendar month in which the Lease Year (as hereinafter defined) expires.    Notwithstanding the foregoing, in the event Landlord is unable to deliver possession of the Premises to Tenant by June 1, 2008, Tenant shall have the option to terminate this Lease with no further obligations and in such event Landlord shall return to Tenant all payments and deposits made by Tenant in connection herewith and if Tenant does not elect to terminate, Tenant shall receive one (1) day of rent credit for each day from April 1, 2008 until the date Landlord delivers possession of the Premises to Tenant.

2.4.          Types of Rental Payments. Subject to the rent abatement set forth in the below the following paragraph, Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods set forth below:

Lease Period	Annualized Base Rent	Monthly Base Rent
Months 0 - 1	- 0 -	- 0 -
Months 2-13	$79,200.00	$6,600.00
Months 14-25	$81,576.00	$6,798.00
Months 26-37	$84,023.28	$7,001.94

Renewal Term (See Section 25)
Months 38-49	$86,543.98	$7,212.00
Months 50-61	$89,140.29	$7,428.36
Months 62-73	$91,814.50	$7,651.21
Months 74-85	$94,568.94	$7,880.74
Months 86-97	$97,406.00	$8,117.17

The monthly Base Rent for any partial month within the Term shall be prorated on a per diem basis based on the number of days in such month.  Tenant is responsible for all Taxes on the Property without application of the Base Amount calculation and shall be responsible for payment of all other operating expenses and charges other than excluded operating expenses.  Tenant shall not be obligated to pay monthly Base Rent for the first (1st) month of the Term.

Tenant shall also pay Taxes and Operating Expenses on the Property, in accordance with Section 3.2 hereof, and any other amounts owed by Tenant hereunder collectively, “Additional Rent”. Base Rent and Additional Rent are collectively referred to herein as “Rent.” In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”) shall be paid by Tenant to Landlord at Landlord’s address set forth herein (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.5.           Covenants Concerning Rental Payments.  Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease.  No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord.

3.            PAYMENT OF TAXES AND OPERATING EXPENSES.

3.1.1.         Tenant’s Obligation to Pay Rent.  Except as otherwise specifically provided in this Lease, Tenant’s obligation to pay Rent hereunder shall be absolute and shall not be affected for any reason whatsoever, including, without limitation, by any damage to or destruction of the Premises or any part thereof, any taking of the Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any governmental authority, or any other cause whether similar to or dissimilar from the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have been modified or terminated pursuant to an express provision of this Lease.

3.1.2.         Lock Box.  Landlord may from time to time designate a lock box collection agent for the collection of Rent due Landlord.

3.1.3.         Operating Year.  The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.2.         Payment of Taxes and Operating Expenses.  Tenant shall pay, as Additional Rent each Operating Year the following amounts to cover real estate taxes (“Taxes”) and building insurance, landscaping, parking lot maintenance, HVAC maintenance, repair and replacement, roof maintenance, repair and replacement and property management fees (“Operating Expenses”).  Additional Rent shall begin to accrue upon the Commencement Date.

3.2.1           Taxes.  Tenant shall be responsible for reimbursing Landlord, based on Landlord’s reasonable estimate, for the Taxes payable in each year of the Term including the Renewal Term, even though such Taxes relate to the prior calendar year.  Tenant shall make payment to Landlord of 1/12 of such annual Tax reimbursement monthly in advance on the first day of each month.  Landlord estimates that the Taxes for the initial year of the Term (being 2007 taxes payable in 2008) shall be in the amount of $1,768.00 per month.  Upon issuance of the actual bills for Taxes for 2007 Taxes and subsequent years, Landlord shall promptly advise Tenant in writing as to whether the estimated payments by Tenant were greater or lesser than the Taxes due for such year.  In the event the Taxes for such year were greater than the total of the estimated payments made by Tenant, Tenant shall remit to Landlord the amount due within thirty (30) days after receipt of Landlord’s notice.  If the total of such estimated payments exceeded the Taxes due, Landlord shall remit to Tenant the difference between the estimated payments and the Taxes within thirty (30) days of receipt of the applicable bill for Taxes.  Tenant shall have the right, at its sole expense, to contest Taxes.  Tenant’s portion of Taxes for any partial year of the Term or Renewal Term shall be prorated.

3.2.2           Operating Expenses.  Tenant shall pay Landlord $645.33 per month during the first Operating Year to cover Operating Expenses which amount shall increase by three percent (3%) cumulatively during each subsequent Operating Year including the Renewal Term.

4.             USE OF PREMISES; SECURITY DEPOSIT.

4.1.          Use of Premises and Property.  The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.8 above and for no other purpose whatsoever.  Notwithstanding anything herein to the contrary, Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including any covenant, condition or restriction affecting the Property; (d) exceed the load bearing capacity of the floor of the Premises; or (e) impair or tend to impair the character, reputation or appearance of the Property.  On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.  Landlord covenants and agrees to: (i) cause the Village of Itasca to inspect the Property prior to the Commencement Date; and (ii) to correct any building code violations affecting the Property revealed during such inspection prior to the Commencement Date.

4.2.          [Intentionally Omitted].

4.3.          Signage.  Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of the Village of Itasca and Landlord, which approval, in the case of Landlord, shall not be unreasonably withheld, conditioned or delayed.  Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4.          Security/Damage Deposit.  Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.10 above, in cash or other immediately available funds (the “Security”), representing security for the performance by Tenant of the covenants and obligations hereunder.  The Security shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security may be commingled with other assets of Landlord.  If Tenant defaults in the performance of any of its covenants hereunder, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord.  In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used.  If Tenant fully and faithfully complies with all the covenants and obligations hereunder, the Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises.  Landlord may deliver the Security to any purchaser of Landlord’s interest in the Premises or any Successor Landlord (defined below), if applicable], and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security.  Landlord and Tenant shall jointly inspect the Premises within five (5) days of delivery of possession by Tenant and determine the repairs, if any, for which Tenant is responsible.

5.             CONDITION OF PREMISES.

Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and upon completion of Landlord’s Work Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis.  Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection of the foregoing.  Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except as set forth in Sections 13.2, 18 and 26.  Landlord shall remain liable for material latent or undisclosed structural defects and material latent or undisclosed defects to the Building’s mechanical systems.

6.            SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

6.1.          Subordination.  This Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease.  Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust.  The foregoing subordination shall be expressly subject to and conditioned upon the execution of a subordination, non-disturbance and attornment agreement in usual and customary form between Tenant, Landlord and the mortgagee.

6.2.          Estoppel Certificates.  Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord.  Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.

6.3.          Transfer for Landlord. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord’s successor in interest with respect thereto and agrees to attorn to such successor provided such successor agrees to assume the obligations of Landlord hereunder and receives the Deposit.

7.            QUIET ENJOYMENT.  Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other material obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under Section 16 and elsewhere in this Lease, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord’s agents, employees, contractors and representatives may perform the General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance.  Except in cases of emergency, Landlord shall provide Tenant with at least 24 hours prior notice before entering upon the Premises.  This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord.  Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord.

8.            ASSIGNMENT, SUBLETTING AND MORTGAGING.

8.1.          Prohibition.  Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole, but reasonable, discretion.  Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void.  No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord’s written approval shall be required in all such instances.  No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.  Notwithstanding the foregoing, Tenant shall be permitted to assign or sublease any portion of the Premises to its parent corporation or to any wholly-owned subsidiary or to any successor in interest to Tenant or to an entity resulting from the merger of Tenant into such entity or to any entity acquiring all or substantially all of Tenant’s assets or common stock (each a “Permitted Assignee”) of Tenant without Landlord’s prior written consent; provided, however, that in the event or an assignment or sublease to a Permitted Assignee, Tenant must notify Landlord in writing of such assignment or sublease no later than thirty (30) days prior to such Permitted Assignee occupying all or any portion of the Premises; further, provided, that Tenant shall remain fully liable for performance of all obligations under this Lease; and further, provided, that such Permitted Assignee shall not be permitted to use the Premises in violation of Section 1.8 and Section 4.1.

8.2.          Rights of Landlord.  If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.  Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.  With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.

8.3.          Permitted Users.  The provisions of Section 8.1(a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one  or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder):  (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant’s obligations hereunder, in Landlord’s reasonable judgment.  Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder.  Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, Tenant is in default under this Lease.  Notwithstanding anything to the contrary herein contained, Tenant shall be permitted to assign this Lease to M-Wave International (the contemplated successor-in-interest to M-Wave, Inc.); provided, however, that in the event of an assignment or sublease to M-Wave International, Tenant must notify Landlord in writing of such assignment or sublease no later than thirty (30) days prior to M-Wave International occupying all or any portion of the Premises; further provided that Tenant must provide supporting documentation, including financial statements showing that M-Wave International has a net worth of at least $500,000; and further, provided, that M-Wave International shall not be permitted to use the Premises in violation of Section 1.8 and Section 4.1.

9.             COMPLIANCE WITH LAWS.

9.1.          Compliance with Laws.  Subject to Landlord’s obligations pursuant to Section 4.1 hereof, Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to either or both of the Premises and Tenant’s use and occupancy thereof; provided, however, Tenant shall not be responsible for any capital improvements required to keep the Premises in compliance with Laws if such capital improvements would be required irrespective of Tenant’s use and occupancy of the Premises (in such event Landlord shall be responsible for such capital improvement provided that Tenant does not necessitate such capital improvement as a result of its gross negligence or intentional misconduct at the Premises).  If any license or permit is required for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term.  Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

9.2.          Hazardous Materials.  If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property.  This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9.  Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term.  Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent.  All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord.  Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and any or all of Tenant’s Parties.  Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.  As used herein, the term (x) “Environmental Laws” shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law.  The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

Landlord represents that to the best of its knowledge the Premises and Property are not contaminated with Hazardous Materials and are in full compliance with Environmental Laws.  Landlord shall indemnify and hold Tenant harmless from any clains, costs (including attorneys’ fees), damages, liabilities, judgments, penalties and fines arising out of or relating to the contamination of the Premises or Property or violations of Environmental Laws not resulting from the acts or omissions of Tenant or Tenant Parties.

10.           INSURANCE.

10.1.       Kinds and Amounts.  Tenant, at its own cost and expense, shall at all times during the Term, maintain and keep in full force and effect:

10.1.1.       Commercial general liability insurance insuring the Landlord, Agent and Landlord's mortgagee (as an "additional insured"), if any, of which Tenant is given written notice, and Tenant, from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the Premises, for bodily injury to or personal injury to or death of any person, or more than one (1) person, or for damage to property in an aggregate amount of not less than $3,000,000.00 combined single limit per occurrence/aggregate. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord, Agent and Tenant from judgments which might result from such claims, demands or actions.  Said insurance shall also fully cover the indemnity set forth in Section 17.2 hereof.

10.1.2.       Fire and extended coverage and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage), covering the improvements at any time situated upon the Premises against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, terrorism, riot or civil commotion.  The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with agreed value endorsement, and building ordinance coverage, all subject only to such deductibles as Landlord shall reasonably approve in writing. The full replacement cost of improvements shall be designated annually by Landlord, in the good faith exercise of Landlord's reasonable judgment. In the event that Tenant does not agree with Landlord's designation, Tenant shall have the right to submit the matter to an insurance appraiser mutually selected by Landlord and Tenant and paid for by Tenant.  The insurance appraiser shall submit a written report of his appraisal which shall be used to determine the full replacement cost of the improvements; provided, however, that notwithstanding the foregoing, the agreed value endorsement shall in all events be in an amount not less than required by Landlord's mortgagee.  Landlord shall be a named insured on such policy and all proceeds of insurance shall be payable to Landlord to be disbursed as provided within this Lease, provided that Landlord shall not have a right to the proceeds of insurance covering any of Tenant's personal property, equipment or Trade Fixtures which shall be payable directly to Tenant. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that either party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect).

10.1.3.       Business interruption insurance protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other casualty (covering a period of untenantability up to twelve (12) months).

10.1.4.       Fire and extended coverage policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage), covering all contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Premises to the extent of at least ninety percent (90%) of their replacement cost.  Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that Landlord shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect).

10.1.5.       Insurance against all worker's compensation claims in the amount required by statute.

10.1.6.       Insurance against loss or damage from external explosion or breakdown of boilers, air conditioning equipment and miscellaneous electrical apparatus, if any, in the Premises, in an amount not less than $250,000, with loss or damage payable to Landlord and Tenant as their interests may appear.

10.2.        Form of Insurance. All of the aforesaid insurance shall be with companies and in form, substance and amount (where not stated above) satisfactory from time to time to Landlord and any mortgagee of Landlord.  The aforesaid insurance shall unconditionally provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. The insurance specified in Section 10.1.2 shall contain a mortgagee loss payable endorsement satisfactory to Landlord's mortgagee and the insurance specified in Sections 10.1.3, 10.1.4 and 10.1.5 shall also insure Landlord's mortgagee as required by Landlord's mortgagee. Upon request by Landlord, originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord no later than the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of such coverage.

10.3.        Waiver of Subrogation.  To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of the Premises, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant's workers' compensation carrier.  This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier.  The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

10.4.        Fire Protection. Tenant shall comply with all applicable fire codes of any governmental authority, and with the rules and regulations of Landlord's fire underwriters and their fire protection engineers, including, without limitation, the installation of adequate fire extinguishers. In the event that the Premises are served by a sprinkler system, Tenant will, at all times during the entire Lease term, cause the same to be served by a sprinkler monitoring system connected to the local Fire department or to a qualified monitoring service approved by Landlord; if, as of the Commencement Date, such a sprinkler monitoring system is not installed and/or connected, Tenant shall, at its sole cost and expense, install such a monitoring system and cause it to be so connected.

11.          ALTERATIONS.

11.1.        Procedural Requirements.  Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord in each instance.  Notwithstanding the foregoing, Tenant shall be permitted without Landlord’s consent to make Alterations which do not materially affect the HVAC or which do not affect roof, structure or exterior, the cost of which does not exceed $25,000.00.  Landlord’s consent to Alterations shall not be unreasonably withheld, provided that:  (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) the Alterations have no adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; and (g) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord’s consent.  Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord’s written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.1.1) and workers’ compensation insurance.  Such insurance policies shall satisfy the obligations imposed under Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4 and 10.1.6.  Landlord shall advise Tenant at the time it consents to any Alteration whether Tenant shall be required to remove the Alterations upon the expiration of the Lease.

11.2.        Performance of Alterations.  Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any additional reasonable restrictions that Landlord or Agent may impose on the Alterations (provided that Landlord’s or Agent’s ability to impose additional reasonable restrictions shall only apply to such Alterations requiring Landlord’s written consent in accordance with the first sentence of Section 11.1).  Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by  Landlord or Agent.  Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

11.3.        Lien Prohibition.  Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations.  Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises or the Property.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance.  In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

12.          LANDLORD’S AND TENANT’S PROPERTY.

12.1.       Landlord’s Property.  Subject to Sections 11.2 and 12.2, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal.  Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant.  In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion):  any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.

12.2.        Tenant’s Property.  All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.  At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations (except such items thereof as constitute Landlord’s Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property.  Any other items of Tenant’s Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.  Notwithstanding the foregoing, but subject to a lien by Tenant’s lender  if Tenant is in default under the terms of this Lease, Tenant may remove Tenant’s Property from the Premises only upon the express written direction of Landlord.

13.          REPAIRS AND MAINTENANCE.

13.1.        Tenant Repairs and Maintenance.

13.1.1.       Tenant Responsibilities.  Throughout the Term, Tenant shall, at its sole cost and expense both (x) maintain and preserve, in its existing condition as of the date Tenant occupies the Premises whether such date of occupancy is the Commencement Date or an earlier date pursuant to Section 2.2 (subject to normal and customary wear and tear), and (y) perform any and all repairs required in order to so maintain and preserve, in its existing condition, the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises plumbing, all fire protection and security systems and devices located in the Premises, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s exclusive use; and excluding, however, only those specific components of the Premises for which Landlord is expressly responsible under Section 13.2).

In addition to Tenant’s obligations under (i) and (ii) above, Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; capital or otherwise; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of:  (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant’s Property in the Premises, (c) the moving of Tenant’s Property in or out of the Property, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant.  Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld.  All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

13.2.        Landlord Repairs.  Landlord shall repair, replace and restore the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing, the parking lot and common areas  (including landscaping) and HVAC systems of the Premises; provided, however, that in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1.1(a) through (d) above (collectively, “Tenant Necessitated Repairs”), then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within 10 days after Landlord’s delivery of demand therefor.  Landlord agrees to commence the repairs, replacements or restoration described in this Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

14.           UTILITIES.  Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services.  Tenant shall pay the utility charges for the Premises during the Term directly to the utility or municipality providing such service.

15.           INVOLUNTARY CESSATION OF SERVICES.  Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, deems necessary or (ii) any other cause beyond Landlord’s reasonable control.  Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five (5) consecutive business days and such interruption of services is not caused by, or is the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, Tenant shall, as Tenant’s sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant and only to the extent not covered by Tenant’s business interruption insurance.

16.           LANDLORD’S RIGHTS.  Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon not less than 24 hours prior notice (except in the event of emergency):  (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required or desires to make.  Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant’s covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises.  During the period of six months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants.  Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:  (i) to designate and approve, prior to installation, all types of signs; (ii); and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for more than 30 consecutive days or without notice to Landlord of Tenant’s intention to reoccupy the Premises.

17.           NON-LIABILITY AND INDEMNIFICATION.

17.1.           Non-Liability.  Except as set forth in Section 17.3 hereof and except for loss, injury or damage arising out of the negligence or willful acts of Landlord, Agent or contractor retained by Landlord or Agent, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  None of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises or the Property; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2.        Indemnification by Tenant. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of:  (a) the conduct or management of either or both the Property and the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant’s Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant’s Parties; (c) any accident, injury or damage whatsoever (unless caused by Landlord’s negligence) occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant’s Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant’s Parties; (h) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Tenant and Tenant’s Parties; (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant’s Parties; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant’s Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Landlord and Landlord’s employees, agents and contractors (collectively, “Tenant’s Indemnified Matters”).  In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord.  The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3.        Indemnification by Landlord.  Landlord shall defend, indemnify and hold harmless, Tenant, its officers, directors, agents and employees from and against any and all liability, losses, damages, claims, demands, suits, costs, judgments and/or fees (including attorneys' fees) arising out of Landlord's gross negligence or intentional misconduct.

17.4.        Force Majeure.  The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord’s failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s reasonable control.

17.5.        Limitation. Notwithstanding anything to the contrary herein, nothing in this Section 17 shall be deemed to exculpate Landlord from, or indemnify Landlord for, Landlord’s negligent or willful acts or omissions.

18.          DAMAGE OR DESTRUCTION.

18.1.        Notification and Repair.  Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof.  Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and/or the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage.  Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property  pursuant to this Section.  Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2.        Rental Abatement.  Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant and only to the extent not covered by Tenant’s business interruption insurance.

18.3.        Total Destruction.  If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property or the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord):  (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Property immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Property; and (y) occurs during the last two years of Lease Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord.  In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence.  If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect and Landlord shall undertake to repair or restore the Property and/or the Premises in accordance herewith.  Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration.  For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

18.4.        Insurance Proceeds.  Notwithstanding anything to the contrary contained in this Section 18, Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty.  Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant’s Property).  In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord.  Landlord’s duty to repair the Premises and the Property (excluding Tenant’s Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

19.           EMINENT DOMAIN.  If the whole, or any substantial portion (as reasonably determined by Landlord), of the Property or the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu of condemnation or eminent domain, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs.  If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.  Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease.  Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.

20.           SURRENDER AND HOLDOVER.  On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in condition and repair received as of the Commencement Date (as defined by Exhibit C, attached hereto and incorporated herein by reference), except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove all of Tenant’s Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises.  Landlord and Tenant jointly shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant.  The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease.  If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this Section 20 or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord’s reasonable satisfaction, within 10 business days after the date on which this Lease is terminated or expired.  If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant’s expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest).  If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession:  (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the aggregate of the Base Rent and 100% of the Additional Rent last prevailing hereunder, and if Tenant remains in possession for more than 45 days, also shall pay all actual and consequential damages sustained by Landlord by reason of Tenant’s remaining in possession after the expiration or termination of this Lease;  (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party.  The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21.           EVENTS OF DEFAULT.

21.1.        Bankruptcy of Tenant.  It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2.        Default Provisions.  Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five (5) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a three day period in which to cure any such failure; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 75 days after the initial delivery of Landlord’s original default notice; or (c) Tenant vacates or abandons the Premises during the Term.  Notwithstanding the immediately preceding item (c), Tenant shall be permitted to vacate the Premises so long as Tenant continues to pay Rent, and maintains and secures the Premises in accordance with the terms and conditions set forth herein.

22.           RIGHTS AND REMEDIES.

22.1.        Landlord’s Cure Rights Upon Default of Tenant.  If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to Section 21.2), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant.

22.2.        Landlord’s Remedies.  In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable notice and cure period (as required pursuant to Section 21.2), but without additional notice or demand from Landlord, if any, as provided in Section 21.2 has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant’s right of possession of the Premises; or (b) terminate Tenant’s right of possession of the Premises without terminating this Lease; provided, however, that Landlord may, whether Landlord elects to proceed under Subsections (a) or (b) above, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord.  In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its sole discretion.  In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys’ reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the discounted present value (determined on the basis of a per annum discount rate equal to the Discount Rate as announced from time to time by the Board of Governors of the Federal Reserve System (the “Applicable Rate”)) of the Base Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Leased Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord’s reasonable expenses of reletting), Tenant shall, in Landlord’s sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at the Applicable Rate.  If Landlord elects to pursue its rights and remedies under Subsection (b) above, and Landlord fails to relet the Premises, then Tenant shall pay to Landlord the sum of (x) the projected costs of Landlord’s expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (y) the accelerated amount of Base Rent and Additional Rent due under the Lease for the balance of the Term, discounted to present value at the Applicable Rate.  Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a).  In the event Landlord elects, pursuant to clause (b) of this Section 22.2, to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, with process of law enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 20 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease.  Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken from storage by Tenant within 30 days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

22.3.        Additional Rights of Landlord.  Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including attorneys’ reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord’s submission of an invoice therefor.  All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of 5% per annum above the “prime” rate (on a per annum basis) of interest published as such, from time to time in The Wall Street Journal or its successor (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor.  The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4.        Event of Bankruptcy.  In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:  (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23.           BROKER.  Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”).  Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”).  Landlord shall be responsible for paying the commission of Landlord’s Broker and Tenant’s Broker.  Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination or expiration of this Lease.

24.           MISCELLANEOUS.

24.1.        Merger.  All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.  No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2.        Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	Michael Fonda
330 Rosewood Ave
Winnetka, IL 60093

With a copy to:	Shefsky & Froelich Ltd.
111 East Wacker Drive
Suite 2800
Chicago, Illinois 60601
Attn.: Thomas R. Pappas, Esq.

If to Tenant:	Joseph A. Turek
1300 Norwood Ave.
Itasca, IL

With a copy to:	Schain, Burney, Ross & Citron, Ltd.
222 N. LaSalle St. Suite 1940
Chicago, IL 60601
Attn: William Biederman

24.3.        Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4.        Legal Costs.  Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered.  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

24.5.        Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.  Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property.  In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise).  No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6.        Recordation of Lease.  Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

24.7.        Survival of Obligations.  Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

24.8.        Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the internal laws of the State of Illinois without application of conflicts of law provisions or principles.  If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

24.9.        Time.  Time is of the essence for this Lease.  If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.10.     Authority of Tenant.  If Tenant is a corporation, partnership, limited liability company, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant’s directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

24.11.     WAIVER OF TRIAL BY JURY.  THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12.     Intentionally Omitted.

24.13.      Financial Information. Tenant agrees to promptly furnish financial statements to any mortgagee or prospective mortgagee of Landlord or any prospective purchaser of the Property or any prospective mortgagee of such purchaser; provided, however, that Tenant’s obligation to furnish financial statements in accordance with this Section 24.13 is subject to the receipt by Tenant of a non-disclosure agreement, in a form and substance reasonably acceptable to Tenant, pursuant to which such mortgagee or prospective purchaser, as the case may be, agrees not to disclose to third-parties any of the information contained in the financial statements furnished by Tenant pursuant to this Section 24.13.

24.14.     Confidential Information.  Tenant agrees to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties either prior to or during the Term in connection with the negotiation and execution hereof.  The provisions of this Section 24.14 shall survive the termination of this Lease.

24.15.     Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.16.     Riders. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

25.           OPTION TO EXTEND TERM.

25.1.        Renewal Option.  Subject to the terms and conditions set forth below in this Section 25, this Lease may be extended at Tenant's option (the "Renewal Option") once for a five-year period with an annual 3% escalation in Base Rent and Additional Rent.  Such period is called the "Renewal Term".  The Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease (excluding this Section 25 and Section 26).  Any reference in this Lease to the "Term" shall be deemed to include the Renewal Term if and when exercised, unless it is expressly provided otherwise.  Any termination of this Lease or of Tenant's right to possession shall terminate all of Tenant's rights under this Section 25.  Tenant may exercise the Renewal Option only by delivering written notice thereof to Landlord not less than nine (9) months prior to the first day of the Renewal Term.  If Tenant fails to deliver any such notice within the time period set forth in the immediately preceding sentence, Tenant shall be deemed to have irrevocably waived its right to exercise the Renewal Option.  Notwithstanding the foregoing, if Tenant fails to deliver the renewal notice within the time herein provided, such right to renew shall not be deemed waived unless and until Tenant receives written notice from Landlord that it has failed to exercise its right to renew and Tenant fails to exercise such right within sixty (60) days after receipt of such notice from Landlord.  If Tenant delivers written notice exercising the Renewal Option, such notice shall be irrevocable.

25.2.        Conditions to Exercising the Renewal Option.  Tenant's right to exercise the Renewal Option is subject to the conditions that on the date that Tenant delivers its written notice exercising its Renewal Option: (i) Tenant is not in default under this Lease; (ii) no event of default has occurred and is continuing which with the giving of notice or passage of time or both, would constitute and default under this Lease; and (iii) Tenant shall not have assigned this Lease or sublet over 50% of the rentable square feet of the Premises.

26.           LANDLORD WORK.  Landlord, at its sole cost and expense, shall: (i) paint and provide new carpeting and new lighting (i.e., new bulbs, fixtures and lenses where required) to the office area; (ii) provide new ceiling tiles where required, new floor tiles and new lighting to the “assembly area”; (iii) remodel all restrooms at the Premises which may involve potential demolition of certain non-structural walls so that entry to the restroom closest to the office area is accessible through the office area; and (iv) provide new lighting, where required, in the warehouse.  Landlord shall also install a fire hose, reel and related equipment required by municipal authorities prior to the Tenant’s occupancy of the Premises; provided, however, that Tenant shall be responsible for 50% of the cost of such fire hose, reel and related equipment, which 50% is $4,650.00.  Tenant shall pay Landlord $4,650.00 cash prior to occupying the Premises.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Industrial Building Lease as of the day and year first above written.

LANDLORD:

1300 NORTHWOOD ASSOCIATES LLC, an Illinois limited liability company

By:
Michael Fonda, a Manager

TENANT:

M-WAVE, INC., a Delaware corporation

By:
Its:

EXHIBIT A

PROPERTY

Parcel 1:

A part of Block 8 in Unit 2 - The Itasca Industrial Development of the Central Manufacturing District in Section 1, Township 40 North, Range 10, East of the Third Principal Meridian, bounded and described as follows: Beginning on the Northerly line of said Block 8, at a point which is 365.89 feet (measured along the Northerly line, and along the Northerly line extended Easterly of said Block 8) Westerly from the point of intersection of said Northerly line of Block 8 extended Easterly with the Easterly line of said Block 8 extended Northerly, and running thence Southerly along a line perpendicular to said Northerly line of Block 8, a distance of 300 feet to an intersection with the Southerly line of said Block 8; thence Westerly along said Southerly line of Block 8, a distance of 235 feet; thence Northerly along a line which is parallel with the hereinbefore described perpendicular line, a distance of 300 feet to an intersection with said Northerly line of Block 8; thence Easterly along said Northerly line of Block 8, a distance of 235 feet to the place of beginning, according to the Plat thereof recorded September 9, 1970 as Document R70-32351, in DuPage County, Illinois.

Parcel 2:

Part of Block 8 in Unit 2 - The Itasca Industrial Development of the Central Manufacturing District in Section 1, Township 40 North, Range 10, East of the Third Principal Meridian, which part of Block 8 is bounded and described as follows: Beginning on the Northerly line of said Block 8, at a point which is 365.89 feet (measured along the Northerly line, and along said Northerly line extended Eastwardly, of said Block 8) Westerly from the point of intersection of said Northerly line of Block 8 extended Eastwardly with the Easterly line of said Block 8 extended Northwardly, and running thence Southwardly along a line perpendicular to said Northerly line of Block 8, a distance of 300.00 feet to an intersection with the Southerly line of said Block 8; thence Eastwardly along said Southerly line of Block 8, a distance of 66.67 feet; thence Northwardly along a line which is parallel with the hereinbefore described perpendicular line, a distance of 300.00 feet to an intersection with said Northerly line of Block 8; and thence Westwardly along said Northerly line of Block 8, a distance of 66.67 feet to the place of beginning, according to the Plat thereof recorded September 9, 1970 as Document R70-32351, in DuPage County, Illinois.

Subject to:

1.	General Real Estate Taxes not yet due and payable.
2.	Acts of Grantee or those claiming by, through or under Grantee.

P.I.N. No.:	02-01-203-012 and 02-01-203-013

Commonly known as:	1300 Norwood Avenue, Itasca, Illinois

A-1

EXHIBIT B

TENANT OPERATIONS INQUIRY

Tenant Name:

Tenant SIC Code/Description:

Property Address:

Property Number/Region:

1.	Name of Company (if different from above)

2.	Address (local):

Phone (local)

3.	Address (corporate):

Phone (corporate)

4.	What is your business (brief description):

5.	What operations will you maintain at the proposed facility?

6.	Has your business received any Notices of Violation of environmental laws from municipal or state agencies regarding operations at your current facility? If so, explain:

7.	Describe any assembly, manufacturing, machining, painting, printing or mechanical repair activities that will be part of your business operations at the proposed facility:

8.	Will your employees operate electrical equipment that contains PCB’s? YES NO

9.	Will your business operate one or more Underground Storage Tanks (UST’s) at the proposed facility? YES NO
10.	Will your business operate one or more Aboveground Storage Tanks (AST’s) at the proposed facility? YES NO
11.	TENANT CHEMICAL INVENTORY AT PROPOSED FACILITY - (make additional copies, if required). You may exclude small quantities of toner and other office supplies)

Chemicals (by name where available)	What will be the average quantity on the proposed premises?	What will be the maximum quantity on the proposed premises?	What will be the annual quantity used?	How will the chemical be stored?

-

-

-

-

-

-

-

-

-

-

-

Storage Methods (use all that apply):  A) 55 gallon drum; B) 20 gallon drum; C)2-5 gallon pallet/container; D) bulk dry packages; E) cartoned small containers (less than 2 gallons or 10 pounds) on pallets; F) on floor; G) on racks; H)Underground Storage Tank (UST); I) Above Ground Storage Tank (AST); J) other(please describe).

12.	Describe any pollution control equipment that will be used at the proposed facility (example: paint spray booth, fume hood, waste water treatment).

13.	Will your operations generate any chemical wastes that require special disposal? (example: waste oil, waste solvent)	How will the chemical wastes be stored on-site?	How will the wastes be disposed? (example: recycled, landfilled, incinerated)

14.	Does your business have an EPA Hazardous Waste Generator ID Number? YES NO

15.	What spill prevention and containment measures will be in place for the chemicals and wastes stored at the proposed facility? (describe briefly)

16.	Does your business have an Emergency Response or Contingency Plan in place in the event of a chemical incident (please provide a copy) YES NO

17.	Does your business have any type of Hazardous Materials training program for your employees? (describe briefly):

18.	Do you have copies of all Material Safety Data Sheets (MSDS) at your facility for the chemicals listed in question #7? (Please provide copies): YES NO

19.	Does your business carry environmental insurance coverage in the event of a chemical incident? YES NO

20.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports YES NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports YES NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit YES NO
(answer “No” if “No-Exposure Certification” filed)
d. RCRA generator of hazardous waste YES NO

21.	This form was prepared by the undersigned as a complete and correct description of Tenant’s proposed operations at the location noted, and the Landlord may rely on this information.

Signature	Print Name

Date

LEASE EXHIBIT C

Broom Clean Condition and Repair Requirements

•	All walls must be clean and free of holes.

•
Overhead door must be free of any broken panels, cracked lumber or dented panels.  The overhead door springs, rollers, tracks, motorized door operator, and all other items pertaining to the overhead door must also be in good working condition.

•	HVAC system must be in good working order. Filters must be changed, and all thermostats must be in working order. Tenant must supply Landlord with maintenance records.

•	All floors (warehouse and office) must be clean and free of excessive dust, dirt, grease, oil and stains.

•	Drop grid ceiling must be free of excessive dust from lack of changing filters. (No ceiling tiles may be missing or damaged.)

•	All trash must be removed from both inside and outside of the Building.

•	All light bulbs and ballasts must be working.

•	All signs in front of Building and on glass entry door and rear door must be removed.

•	Hot water heater must work.

•	All plumbing fixtures, equipment and drains must be clean and in working order.

•	Windows must be clean.

•	All mechanical and electrical systems must be in good working condition.

C-1
b